UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2024
AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(682) 278-9000
(682) 278-9000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)
(1) Attached to the Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.	REGULATION FD DISCLOSURE.
On December 5, 2024, American Airlines, Inc. (“American”) and Citigroup Inc. issued a joint press release announcing the entry into a new agreement by American and Citibank, N.A. (“Citi”) relating to American’s co-branded credit card program, which press release is attached hereto as Exhibit 99.1. Under the new agreement, scheduled to commence in January 2026, American will partner with Citi as the exclusive issuer of the AAdvantage® co-branded credit card portfolio in the United States.
As a result of the new agreement and based on our current projections, including current macroeconomic assumptions and new customer acquisition and other program growth, American presently expects cash remuneration from its co-branded credit card and other partners to grow by approximately 10% annually. For the twelve months ended September 30, 2024, American’s cash remuneration from its co-branded credit card and other partners was approximately $5.6 billion. As remuneration from American’s co-branded credit card and other partners approaches $10 billion per year, annual pre-tax income is projected to benefit by approximately $1.5 billion, compared to 2024. While American is providing this updated guidance related to the presently anticipated impact of the new agreement, prospectively American does not intend to update these amounts or to comment specifically on the results of our affinity programs. Rather, as is presently the case, the performance of these programs will be an element of the revenue and other guidance American may provide from time to time in the future.
Also on December 5, 2024, American Airlines Group Inc. (the “Company”) is providing to investors updated financial and operational guidance relating to the fourth quarter of 2024. The pricing and revenue environment has continued to improve since the Company’s prior fourth-quarter guidance issued on October 24, 2024. The Company now expects fourth-quarter TRASM1 to be approximately flat to up 1% versus the same period in 2023. The Company presently expects fourth-quarter CASM-ex2 to be up approximately 5% to 6%, above the midpoint of its prior guidance range, due in part to a higher accrual for profit sharing driven by higher anticipated earnings in the quarter. Based on these updated assumptions, the Company now expects its fourth quarter adjusted earnings per diluted share3 to be between approximately $0.55 and $0.75, above the high end of the Company’s prior guidance range.

Estimated 4Q 2024
	Current Guidance	Previous Guidance
TRASM[1] (vs. 4Q 2023)	~ Flat to +1%	~ -1% to -3%
CASM-ex2 (vs. 4Q 2023)	~ +5% to +6%	~ +4% to +6%
Adjusted earnings per diluted share[3] ($/share)	$0.55 to $0.75	~ $0.25 to $0.50

1Total revenue per available seat mile.
2CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure.
3Adjusted earnings per diluted share excludes the impact of net special items and is a non-GAAP measure. Adjusted earnings per diluted share calculation assumes a diluted share count of 722.6 million for the fourth quarter of 2024. Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity. The number of shares in actual calculations of earnings per share will likely differ from those set forth above.
Certain components of the guidance provided exclude fuel and net special items. The updated guidance provided herein is presented to provide comparability with prior guidance. The Company is unable to fully reconcile this forward-looking guidance to the corresponding GAAP measures because the full nature and amount of net special items cannot be determined at this time.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Financial Information and Financial Guidance
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements or otherwise provided in the form of guidance but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, management uses CASM excluding net special items and fuel and adjusted earnings per diluted share, among others, to evaluate the Company’s current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance. The Company does not provide a reconciliation of forward-looking measures where the Company is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Cautionary Statement Regarding Forward-Looking Statements
This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, statements about future financial and operating results relating to the Company’s co-branded credit card program and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 5, 2024.

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: December 5, 2024	By:	/s/ Devon E. May
Devon E. May
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: December 5, 2024	By:	/s/ Devon E. May
Devon E. May
Executive Vice President and Chief Financial Officer